SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Earliest Event Reported: November 10, 2000



                           SOUTHSIDE BANCSHARES, INC.

             (Exact name of registrant as specified in its charter)


     TEXAS                               000-12247              75-1848732
-------------------------------   ------------------------  -------------------
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
 incorporation or organization)                             Identification No.)


1201 S. Beckham, Tyler, Texas                             75701
----------------------------------------       --------------------------------
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code (903) 531-7111

ITEM 5.           OTHER EVENTS.
                  ------------

          On November 10, 2000, Southside Bancshares, Inc. (the "Company") announced approval of a 5% common stock dividend payable on November 30, 2000 to shareholders of record on November 20, 2000. Additionally, the Board of Directors of the Company also declared a regular cash dividend of $.05 and a special cash dividend of $.025 both payable on December 18, 2000 to shareholders of record on December 4, 2000. The Board of Directors of the Company also voted to increase the regular annual cash dividend of $.20 per share to $.24 per share, a 20% increase, beginning in the first quarter 2001. Please see the attached Press Release, dated November 10, 2000, for a more detailed explanation.

          As a result of the 5% common stock dividend and pursuant to the Indenture between the Company and Wilmington Trust Company, dated November 8, 2000, the conversion ratio for the Company's convertible trust preferred securities shall be adjusted to a conversion rate of 1.0000 shares of common stock per $10 principal amount of debentures (which is equivalent to a conversion price of $10.00 per share of common stock).

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS
                  ---------------------------------

99.1              Press Release dated November 10, 2000

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 17, 2000


                                        SOUTHSIDE BANCSHARES, INC.


                                        By:   /s/ Lee R. Gibson
                                           -------------------------------
                                        Name:  Lee R. Gibson
                                        Title: Executive Vice President and CFO

                                  EXHIBIT INDEX



                                                                   Sequentially
Exhibit                                                              Numbered
 No.                    Exhibit Description                            Page




99.1                    Press Release dated November 10, 2000           1